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TALKING POINTS FOR USE WITH SHAREHOLDERS, CLIENTS AND ADVISERS WHO CONTACT ARIEL
MUTUAL FUNDS VIA TELEPHONE REGARDING THE CONVERSION OF ARIEL PREMIER BOND FUND

WHY IS ARIEL PREMIER BOND FUND BEING CONVERTED TO THE LEHMAN BROTHERS CORE BOND FUND?

When Lincoln Capital Fixed Income Management Company learned that Ariel was considering liquidating the Fund given its relatively small asset size, they expressed interest in continuing to manage the Fund uninterrupted. Thereafter, they suggested Neuberger Berman Management assume responsibility as Adviser to the Fund. NOTE: BOTH LINCOLN CAPITAL AND NEUBERGER BERMAN ARE OWNED BY LEHMAN BROTHERS AND LINCOLN CAPITAL HAS BEEN THE SUB-ADVISER TO ARIEL PREMIER BOND FUND SINCE INCEPTION.

After discussions with Neuberger Berman, we believed they would be a qualified Adviser to Ariel Premier Bond Fund and serve our shareholders well.

Essentially, only TWO things will change as a result of the conversion:
  - The Adviser to the Fund (formerly Ariel Capital Management, now Neuberger Berman), and
  - The name of the Fund (formerly Ariel Premier Bond Fund, now Lehman Brothers Core Bond Fund).

Lincoln Capital Fixed Income Management Company which has been the sub-adviser of the Fund since inception will remain the sub-adviser and continue to make the day-to-day investment decisions for the Fund. NOTE: ON APRIL 1, 2005 LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY CHANGED ITS NAME TO LEHMAN BROTHERS ASSET MANAGEMENT LLC.

The investment objectives and principal investment strategies of the Lehman Brothers Core Bond Fund will be substantially identical to those of Ariel Premier Bond Fund. Additionally, the total annual operating expenses for both classes of Lehman Brothers Core Bond Fund will be the same as those of Ariel Premier Bond Fund.

WHAT IS THE TIMELINE FOR THE CONVERSION?

Subject to a vote of Ariel Premier Bond Fund shareholders, the conversion is expected to occur at the close of business on June 10, 2005.

WHEN IS THE SHAREHOLDER MEETING GOING TO TAKE PLACE?

A special shareholder meeting for Ariel Premier Bond Fund shareholders will take place on June 10, 2005 at 9:00 AM CDT at Ariel Capital Management.

WHEN WILL I RECEIVE THE PROXY?

A proxy statement and voting instructions were mailed on May 4, 2005 to all shareholders of record as of April 15, 2005.

CAN I STILL PURCHASE SHARES OF ARIEL PREMIER BOND FUND?

Yes. You can purchase shares of Ariel Premier Bond Fund until the conversion to Lehman Brothers Core Bond Fund is complete.


FOR INTERNAL USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

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HOW WILL THE CONVERSION TO THE LEHMAN BROTHERS CORE BOND FUND AFFECT ME?

Following the conversion, you will become a shareholder of Lehman Brothers Core Bond Fund.

The shares of Lehman Brothers Core Bond Fund you receive will be equal in number and net asset value to the number and net asset value of the Ariel Premier Bond Fund shares you hold as of the close of business on the conversion date, June 10, 2005.

FOR EXAMPLE, IF AT THE CLOSE OF BUSINESS ON JUNE 10 A SHAREHOLDER OWNS 10 SHARES OF ARIEL PREMIER BOND FUND THAT HAVE A TOTAL NET ASSET VALUE OF $100 ($10 PER SHARE), THEIR SHARES WOULD BE CONVERTED TO 10 SHARES OF LEHMAN BROTHERS CORE BOND FUND HAVING A TOTAL NET ASSET VALUE OF $100 ($10 PER SHARE).

There will be no sales charges or redemption fees applied in connection with the conversion of Ariel Premier Bond Fund.

Shareholders of Lehman Brothers Core Bond Fund will receive account statements from Neuberger Berman.

WILL THE COST BASIS OF MY SHARES BE AFFECTED BY THE CONVERSION?

No, the cost basis of your shares will not be affected by the conversion.

WILL THERE BE INCOME TAX CONSEQUENCES AS A RESULT OF THE CONVERSION OF ARIEL PREMIER BOND FUND?

The conversion of Ariel Premier Bond Fund is considered a TAX-FREE reorganization for federal income tax purposes. Therefore, the Fund and its shareholders will not recognize any gain or loss for federal income tax purposes as a direct result of the conversion of Ariel Premier Bond Fund into Lehman Brothers Core Bond Fund.

WHAT HAPPENS TO IRA OR OTHER RETIREMENT ACCOUNTS, SINCE THOSE HAVE TAX-DEFERRED STATUS?

State Street Bank & Trust Company will remain the Custodian of your IRAs, Roth IRAs, SEPs, SARSEPs and Coverdell Education Savings Accounts. If you paid the Lifetime Fee on your Ariel Premier Bond Fund IRA, it will be applied to your Lehman Brothers Core Bond Fund IRA.

WHAT ARE MY OPTIONS IF I DO NOT WANT TO PARTICIPATE IN THE CONVERSION OF ARIEL PREMIER BOND FUND?

You may either exchange your shares for shares of another Ariel Mutual Fund (or SSgA Money Market Fund) or redeem your shares, rather than participating in the conversion.
  - Before requesting an exchange, you should carefully review the prospectus for the Fund you wish to exchange into to determine if it meets your investment objectives and needs.
  - If you choose to redeem your shares of Ariel Premier Bond Fund, the proceeds will be sent to your address or bank account of record.

NOTES:
  - Redemptions and exchanges are taxable events and are subject to the terms of the Funds' prospectus.
  - You have until 3 PM CST on June 10 to exchange or redeem shares of Ariel Premier Bond Fund.

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WHO DO I CALL IF I WANT TO LEARN MORE ABOUT THE NEW ADVISER (NEUBERGER BERMAN)
OR LEHMAN BROTHERS CORE BOND FUND?

Neuberger Berman can be reached toll free at 1-800-877-9700 Monday through Friday, 8:00 a.m. to 8:00 p.m. and Saturday, 8:00 a.m. through 6:00 p.m. Their Shareholder Representatives will be happy to assist you with any questions that you may have about Neuberger Berman or Lehman Brothers Core Bond Fund. You can also visit the Neuberger Berman web site at www.nb.com.

WHO DO I CALL FOR ADDITIONAL INFORMATION ON THE PROXY STATEMENT?

If you have questions regarding this proposal or the proxy card, please call D.F. King & Co., Inc., the proxy solicitor toll free at 1-800-628-8510.

HOW CAN I VOTE MY SHARES?
You can vote:
  - BY MAIL: Vote, sign and return your proxy card in the enclosed postage-paid envelope you received with your Proxy Statement:
  -  BY TELEPHONE: Call the number printed on the proxy card.
  - VIA THE INTERNET: Access the website address printed on your proxy card. Please be sure to have your proxy card handy when voting online and follow the instructions on the card.
  - IN PERSON: If you plan to attend the meeting, you may vote in person. All persons wishing to be admitted to the meeting must present photo identification and check in at the reception desk. If you plan to attend the meeting, please notify us by calling 1-800-292-7435, Option 4.

HOW DOES THE CONVERSION AFFECT MY AUTOMATIC INVESTMENT PROGRAM AND /OR PAYROLL DIRECT DEPOSIT?

If you have an automatic investment program for your Ariel Premier Bond Fund account, it will continue uninterrupted when the Fund is converted to the Lehman Brothers Core Bond Fund.

Neuberger Berman does not offer payroll direct deposit. Therefore, if you contribute to Ariel Premier Bond Fund via payroll direct deposit, your payroll direct deposit will end when the Fund is converted to the Lehman Brothers Core Bond Fund.

WHAT INFORMATION WILL I RECEIVE ONCE ARIEL PREMIER BOND FUND HAS BEEN CONVERTED TO LEHMAN BROTHERS CORE BOND FUND?

  - Immediately following the conversion, you will receive confirmation statements from both Ariel Mutual Funds and Neuberger Berman. The confirmation statement from Ariel will reflect the closing of your Ariel Premier Bond Fund account; the confirmation statement from Neuberger Berman will confirm the opening of your Lehman Brothers Core Bond Fund account and will contain your new account number. Note: your account registration will remain the same.
  - You will receive an account statement for the quarter ended, June 30, 2005, from Ariel Mutual Funds. In addition, you will receive a final statement from Ariel Mutual Funds for the quarter and year ended December 31, 2005.
     NOTE: FOLLOWING THE CONVERSION SHAREHOLDERS WILL NOT BE ABLE TO VIEW THEIR ARIEL PREMIER BOND FUND ACCOUNT HISTORY ONLINE.
  - You will begin receiving account statements from Neuberger Berman with the quarter ended, June 30, 2005.
  - Following the conversion, all shareholders will receive a prospectus for Lehman Brothers Core Bond Fund.

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WHAT SHAREHOLDER SERVICES DOES NEUBERGER BERMAN OFFER?

  - Neuberger Berman (NB) offers the following shareholder services: online account access, automated phone service (FUNDFONE), eDelivery and and automatic investment programs.
  -  NB offers all the same TYPE OF ACCOUNTS as Ariel Mutual Funds.
  - NB does not offer the ability to download account information to Quicken and MSMoney. They also do not offer personalized performance or payroll direct deposit.

DOES NEUBERGER BERMAN HAVE AN ACCOUNT MINIMUM?

  -  The minimum initial investment for Lehman Brothers Core Bond Fund is
     $2,000.
          - Note: Since the account minimum for Ariel Premier Bond Fund was $1,000, NB has agreed to honor our $1,000 account minimum for Ariel Premier Bond Fund accounts that are converted to Lehman Brothers Core Bond Fund.
  - The minimum additional investment is $100. This is also the minimum for automatic investment programs.
  - Note: Lehman Brothers Core Bond Fund shareholders may buy and sell shares by phone only if the investment order is for at least $1,000.

WHO WILL BE SENDING ME TAX FORMS FOR 2005?

You will receive tax forms (i.e. 1099s) from Ariel Mutual Funds for the activity in your Ariel Premier Bond Fund account from January 1, 2005 through June 10, 2005.

You will also receive tax forms from Neuberger Berman for the activity in your Lehman Brothers Core Bond Fund account from June 10, 2005 through December 31, 2005.

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